Exhibit 5.1

Suite 2800, 1100 Peachtree Street Atlanta, GA 30309-4528 t 404 815 6500 f 404 815 6555
October 31, 2012	direct dial 404 815 6051 direct fax 404 541 3188 deaton@kilpatricktownsend.com

Reynolds American Inc.

    and the Guarantors Listed on Schedule I hereto

401 North Main Street

Winston-Salem, North Carolina 27102

Re:	Offering Pursuant to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Reynolds American Inc., a North Carolina corporation (“RAI”), and the subsidiaries of RAI listed on Schedule I hereto (collectively, the “Guarantors”), in connection with the public offering and sale by RAI of (i) $450,000,000 aggregate principal amount of 1.050% Senior Notes due 2015, (ii) $1,100,000,000 aggregate principal amount of 3.250% Senior Notes due 2022 and (iii) $1,000,000,000 aggregate principal amount of 4.750% Senior Notes due 2042 (collectively, the “Notes”) and the related guarantee thereof by each of the Guarantors (the “Guarantees”). The Notes will be issued pursuant to an indenture dated as of May 31, 2006, among RAI, as issuer, the Guarantors, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended by a first supplemental indenture dated as of September 30, 2006 and a second supplemental indenture dated as of February 6, 2009 (as amended, the “2006 Indenture”). The Guarantees are contained in the Indenture and the forms of Notes. The offer and sale of Notes and the Guarantees have been registered pursuant to the Company’s Registration Statement on Form S-3 (333-167129) (the “Registration Statement”). RAI and the Guarantors have entered into an Underwriting Agreement dated as October 24, 2012, by and among RAI, the Guarantors, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, for themselves and on behalf of the Underwriters listed on Schedule 2 thereto (the “Underwriting Agreement”), relating to the sale of the Notes and the Guarantees. Capitalized terms not defined herein shall have such meaning as set forth in the Underwriting Agreement

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such records, certificates of corporate officers and government officials, instruments and other documents, as we have deemed necessary or appropriate for purposes of this opinion. As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of RAI, the Guarantors and others, without independent verification of their accuracy.

Reynolds American Inc.

October 31, 2012

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto (other than RAI and the Guarantors) had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

In rendering our opinions below, we have also assumed that: (i) the Trustee is and has been duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the 2006 Indenture; (ii) the 2006 Indenture has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, the Trustee, enforceable against the Trustee in accordance with its terms; (iii) the Trustee is in compliance, generally and with respect to acting as a trustee under the 2006 Indenture, with all applicable laws and regulations; (iv) the Trustee had and has the requisite organizational and legal power and authority to perform its obligations under the 2006 Indenture; and (v) the Notes (which include any Guarantees) will be duly authenticated by the Trustee in the manner provided in the 2006 Indenture.

Subject to the foregoing and other matters set forth herein, it is our opinion that as of the date hereof:

1. The Notes have been authorized by all necessary corporate action on the part of RAI and, when executed by RAI and authenticated by the Trustee in accordance with the provisions of the 2006 Indenture and delivered and paid for as provided in the Underwriting Agreement, will be legal, valid and binding obligations of RAI, enforceable against RAI in accordance with their terms.

2. The Guarantee of each Guarantor has been authorized by all necessary corporate or limited liability company action, as the case may be, on the part of such Guarantor and, when the Notes are executed by RAI and authenticated by the Trustee in accordance with the provisions of the 2006 Indenture and issued and delivered in the manner described in the Registration Statement, the Guarantee of each Guarantor will be the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the General Corporation Law of the State of Delaware (and the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law), the Delaware Limited Liability Company Act, the laws of the State of

Reynolds American Inc.

October 31, 2012

North Carolina and the laws of the State of New York. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

For purposes of the opinion expressed in paragraph 2 above, we have relied upon the opinion of counsel for Santa Fe Natural Tobacco Company, Inc., with respect to matters governed by the laws of the State of New Mexico, a copy of which has been filed as Exhibit 5.2 to RAI’s Current Report on Form 8-K, dated October 31, 2012, which is incorporated by reference in the Registration Statement.

Our opinions set forth above are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and (ii) general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith, fair dealing and reasonableness in the interpretation and enforcement of contracts and the discretion of the court before which any proceeding may be brought, and the application of such principles to limit the availability of equitable remedies such as specific performance.

This opinion has been prepared for your use in connection with the offer and sale of the Notes and the Guarantees pursuant to the registration requirements of the Securities Act of 1933, as amended. We consent to your filing this opinion as an exhibit to RAI’s Current Report on Form 8-K, dated October 31, 2012, which is incorporated by reference in the Registration Statement, and to the reference to our firm contained under the heading “Legal Matters” in the prospectus included therein. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Very truly yours,

KILPATRICK TOWNSEND & STOCKTON LLP

By:	/s/ David M. Eaton
David M. Eaton, a Partner

SCHEDULE I

American Snuff Company, LLC

5106 Tradeport Drive

Memphis, TN 38141

Conwood Holdings, Inc.

401 North Main Street

Winston-Salem, NC 27101

Reynolds Finance Company

1007 North Orange Street, Suite 1402

Wilmington, DE 19801

Reynolds Innovations Inc.

401 North Main Street

Winston-Salem, NC 27101

RAI Services Company

401 North Main Street

Winston-Salem, NC 27101

R. J. Reynolds Global Products, Inc.

401 North Main Street

Winston-Salem, NC 27101

R. J. Reynolds Tobacco Co.

401 North Main Street

Winston-Salem, NC 27101

R. J. Reynolds Tobacco Company

401 North Main Street

Winston-Salem, NC 27101

R.J. Reynolds Tobacco Holdings, Inc.

401 North Main Street

Winston-Salem, NC 27101

Rosswil LLC

401 North Main Street

Winston-Salem, NC 27101

Santa Fe Natural Tobacco Company, Inc.

One Plaza La Prensa

Santa Fe, NM 87507